Exhibit 99.1

Journey Medical Corporation Reports Full-Year 2025 Financial Results and Recent Corporate Highlights

Total revenues were $61.9 million in FY2025 compared to $56.1 million in FY2024

EmrosiTM generated net revenues of $14.7 million during the full-year period after its launch in early April 2025

Approximately 53,000 total prescriptions were filled for EmrosiTM during FY2025

Payer access for EmrosiTM available to over 100 million U.S. commercial lives

Company to hold conference call today at 4:30 p.m. ET

Scottsdale, AZ – March 25, 2026 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical,” “the Company,” “we” or “our”), a commercial-stage pharmaceutical company focused on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the full year ended December 31, 2025.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “We delivered a year of meaningful commercial progress, highlighted by the successful launch and rapid uptake of Emrosi™, which is driving solid revenue growth and expanding our presence in medical dermatology. Our financial performance continues to strengthen with rising net product revenues, improving gross margins and expense optimization, supported by disciplined investment in our dermatology focused sales infrastructure. Emrosi™ achieved strong prescription momentum and broader payer access throughout the year, and its differentiated clinical profile further reinforces our confidence in the product’s long-term potential as a key growth driver for our Company. As we look ahead to 2026 and beyond, we remain well-positioned to continue to execute on our strategy, leveraging our commercial platform to drive improving financial performance, and advancing innovative therapies that address important needs for patients with dermatologic conditions, while increasing value for our shareholders.”

2025 Financial Results:

•	Revenues totaled $61.9 million for the year ended December 31, 2025, reflecting a 10% increase from $56.1 million reported for the year ended December 31, 2024. The growth was primarily driven by incremental revenue from the launch and commercialization of Emrosi™, partially offset by continued competitive pressures on Accutane®, revenue from which declined by $6.5 million.

•	Gross margin(1) improved year over year to 66.2% for the year ended December 31, 2025, up from 62.8% for the year ended December 31, 2024, driven by net revenues from our higher-margin products, Emrosi™ and Qbrexza®, and lower overall inventory period costs.

•	Selling, general and administrative (SG&A) expenses were $44.4 million for the year ended December 31, 2025, reflecting a 10% increase compared to $40.2 million for the year ended December 31, 2024. The increase is primarily due to the incremental operational activities related to the launch and commercialization of Emrosi™.

•	Net loss was $11.4 million, or $(0.47) per share basic and diluted, for the year ended December 31, 2025, compared to a net loss of $14.7 million, or $(0.72) per share basic and diluted, for the year ended December 31, 2024.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $2.9 million, or $0.12 per share basic and $0.10 per share diluted for the full year 2025. This compares to Adjusted EBITDA of $0.8 million, or $0.04 per share basic and $0.03 per share diluted for the full year 2024. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below.

•	At December 31, 2025, the Company had cash and cash equivalents on hand of approximately $24.1 million as compared to $20.3 million of cash and cash equivalents at December 31, 2024. The Company’s working capital was $29.4 million at December 31, 2025, compared to $13.0 million at December 31, 2024.

Recent Corporate Highlights:

•	In March 2025, Journey Medical announced that full results from two Phase 3 multicenter, randomized, double-blind, parallel-group, active-comparator and placebo-controlled clinical trials, Minocycline Versus Oracea® in Rosacea-1 (“MVOR-1”) and Minocycline Versus Oracea in Rosacea-2 (“MVOR-2”), evaluating Emrosi™, also known as DFD-29, for the treatment of moderate-to-severe papulopustular rosacea in adults, were published in the Journal of the American Medical Association - Dermatology. The results demonstrated the efficacy, safety and tolerability of oral DFD-29 in rosacea. The full publication is available at https://jamanetwork.com/journals/jamadermatology/article-abstract/2830693. Information on such website is not a part of this release.

•	At the end of March 2025, Journey Medical announced the distribution of, and the first prescriptions filled for Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules, comprising 10 mg immediate release and 30 mg extended release pellets), for the treatment of inflammatory lesions of rosacea in adults. The full commercial launch began on April 7, 2025. Emrosi™ was approved by the FDA in November 2024.

•	In June 2025, Journey Medical announced that a data analysis from the two Phase 3 multicenter clinical trials evaluating Emrosi™ for the treatment of moderate-to-severe papulopustular rosacea in adults was presented at the Society of Dermatology Physician Associates 2025 Summer Dermatology Conference. The analysis determined that differences in body weight did not affect the efficacy of Emrosi™ in the two Phase 3 trials, which supported its November 2024 FDA approval.

•	In July 2025, Journey Medical announced expanded payer access with over 100 million commercial lives in the United States for Emrosi™. This compares to 54 million commercial lives in May 2025.

•	In October 2025, efficacy data from a pooled analysis of the two Phase 3 multicenter, randomized, double-blind, parallel-group, active-comparator and placebo-controlled clinical trials, MVOR-1 and MVOR-2, evaluating Emrosi™ for the treatment of inflammatory lesions of rosacea in adults, were presented at the 2025 Fall Clinical Dermatology Conference. Emrosi™ demonstrated superior efficacy in Investigator’s Global Assessment (“IGA”) treatment success rates and inflammatory lesion count reduction versus both placebo and doxycycline (P<0.001 for all comparisons).

•	In December 2025, Journey Medical announced that the results from the Phase 1 clinical trial (DFD-29-CD-006) assessing the impact of low-dose oral minocycline (previously referred to as DFD-29, FDA approved as Emrosi™) on skin, gastrointestinal (“GI”) and vaginal microflora in healthy adults were published in the Journal of Drugs in Dermatology, a leading peer-reviewed publication in clinical dermatology. The clinical trial also assessed the safety and tolerability of the treatment. The results indicate that DFD-29 administration for 16 weeks had no detectable effects on skin, GI tract or vaginal microflora and it was well tolerated in healthy adults, supporting its use as a therapeutic option for patients with moderate-to-severe rosacea.

Conference Call and Webcast Information:

Journey Medical management will conduct a conference call and audio webcast on March 25, 2026, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference call here: https://dpregister.com/sreg/10206557/103495af641. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)	We define gross margin as total revenue less cost of goods sold divided by total revenue.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and future product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition because their period of exclusivity has ended or they are without patent protection, subjecting them to the potential introduction of new competitor products and/or an increase in market share of existing competitor products, either of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance on third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of EmrosiTM and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$24,090	$20,305
Accounts receivable, net of reserves	29,783	10,231
Inventory	9,624	14,431
Prepaid expenses and other current assets	3,376	3,212
Total current assets	66,873	48,179

Intangible assets, net	27,605	31,863
Operating lease right-of-use asset, net	111	199
Total assets	$94,589	$80,241

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,851	$16,050
Due to related party	455	528
Accrued expenses	27,567	17,425
Accrued interest	398	404
Income taxes payable	70	60
Installment payments – licenses, short-term	-	625
Operating lease liability, short-term	101	83
Total current liabilities	37,442	35,175

Term loan, net of discount	25,277	24,879
Operating lease liability, long-term	18	118
Total liabilities	62,737	60,172

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 21,144,655 and 16,153,610 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024	1	1
Additional paid-in capital	130,307	107,094
Accumulated deficit	(98,458)	(87,027)
Total stockholders' equity	31,852	20,069
Total liabilities and stockholders' equity	$94,589	$80,241

JOURNEY MEDICAL CORPORATION

Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Years Ended December 31,
	2025	2024
Revenue:
Product revenue, net	$61,239	$55,134
Other revenue	619	1,000
Total revenue	61,858	56,134

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	20,924	20,879
Amortization of acquired intangible assets	4,258	3,424
Research and development	480	9,857
Selling, general and administrative	44,368	40,204
Loss recovery	-	(4,553)
Total operating expenses	70,030	69,811
Loss from operations	(8,172)	(13,677)

Other expense (income)
Interest income	(589)	(757)
Interest expense	3,698	2,700
Gain on extinguishment of debt	-	(1,125)
Foreign exchange transaction losses	90	116
Total other expense	3,199	934
Loss before income taxes	(11,371)	(14,611)

Income tax expense	60	61
Net loss	$(11,431)	$(14,672)

Net loss per common share:
Basic and diluted	$(0.47)	$(0.72)

Weighted average number of common shares:
Basic and diluted	24,497,973	20,431,400

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-K that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define EBITDA as net income (loss) excluding interest, taxes and depreciation and we define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and/or infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, although a recurring expense, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred principally in connection with Emrosi™, which was the only product in our portfolio not approved for marketing and sale during the prior-year reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing of our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provides meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) they are used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Year ended December 31,
	2025	2024
GAAP Net Loss	$(11,431)	$(14,672)

EBITDA:
Interest	3,109	1,943
Taxes	60	61
Amortization of acquired intangible assets	4,258	3,424
EBITDA	(4,004)	(9,244)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	6,288	6,098
Gain on extinguishment of debt	-	(1,125)
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	480	9,349
Foreign exchange transaction losses	90	116
Severance	-	147
Loss recovery	-	(4,553)
Non-GAAP Adjusted EBITDA	$2,854	$788

Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.47)	$(0.72)
Non-GAAP Adjusted EBITDA	$0.12	$0.04
Diluted
GAAP Net Loss	$(0.47)	$(0.72)
Non-GAAP Adjusted EBITDA	$0.10	$0.03
Weighted average number of common shares:
GAAP - Basic & Diluted	24,497,973	20,431,400
Non-GAAP - Basic	24,497,973	20,431,400
Non-GAAP - Diluted	27,853,720	24,457,450